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INGRAM MICRO INC.                                                  EXHIBIT 21.01
SUBSIDIARIES
AS OF MARCH 1, 1997

                                                                                    JURISDICTION
A.    Ingram Micro GmbH Zweigniederlassung Osterreich                               Austria
B.    Ingram Micro Europe Division
C.    Ingram Micro Export Company Ltd.                                              Barbados
D.    Ingram Micro Inc.                                                             Canada
E.    Ingram Laboratories Division
F.    Ingram Alliance Division
G.    CD Access Inc.                                                                Iowa
H.    Ingram Micro  Delaware Inc.                                                   Delaware
I.    Ingram Micro Management Company                                               Delaware
J.    Ingram Dicom S.A. de C.V. (1)                                                 Mexico
      1.  Export Services Inc.                                                      California
K.    Ingram European Coordination Center S.A./N.V.                                 Belgium
L.    Ingram Micro S.A.R.L.                                                         France
M.    Ingram Micro N.V.                                                             Belgium
N.    Ingram Micro B.V.                                                             The Netherlands
      1.  Micro Communication Services B.V.                                         The Netherlands
O.    Ingram Micro S.p.A.                                                           Italy
P.    Ingram Micro GmbH                                                             Germany
Q.    Ingram Micro Holdings Limited                                                 United Kingdom
      1.  Ingram Micro (UK) Limited                                                 United Kingdom
      2.  Metrocom Computer Systems Limited                                         United Kingdom
      3.  Document Technology Limited                                               United Kingdom
      4.  Software Limited (2)                                                      United Kingdom
R.    Ingram Micro Singapore Inc.                                                   California
      1.  Ingram Micro Malaysia Sdn Bhd                                             Malaysia
      2.  Ingram Micro Singapore Pte Ltd.                                           Singapore
          (a)   Ingram Micro Hong Kong Ltd.                                         Hong Kong
          (b)   Capitage Trading Ltd.                                               Hong Kong
S.    Ingram Micro Japan Inc.                                                       Delaware
T.    Ingram Micro S.A.                                                             Spain
U.    Ingram Micro AB                                                               Sweden
      1.  Ingram Micro A/S                                                          Denmark
      2.  Ingram Micro A.S.                                                         Norway
      3.  Datateam Norm AB (3)                                                      Sweden
      4.  Oy Datateam AB (3)                                                        Finland
V.    Ingram Micro SA/AG                                                            Switzerland
W.    IMI Washington Inc.                                                           Delaware
X.    Ingram Funding Inc.                                                           Delaware
Y.    Ingram Micro CLBT Inc.                                                        Delaware
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(1)   70% owned by Ingram Micro Inc.
(2)   Name-saving corporation
(3)   Dormant